Press Release

Kingstone Schedules 2018 Second Quarter Financial Results and Conference Call

Company Release - 7/2/2018 9:00 AM ET

KINGSTON, N.Y.--(BUSINESS WIRE)-- Kingstone Companies, Inc. (Nasdaq:KINS) (the “Company” or “Kingstone”), a multi-line property and casualty insurance holding company, announced today that it will hold its 2018 second quarter financial results conference call for analysts and investors on Thursday, August 9, 2018 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Wednesday, August 8, 2018.

The details of the conference call and webcast are as follows:

Date:	Thursday, August 9, 2018
Time:	8:30 a.m. Eastern Time

Access by conference call:

Domestic callers:	877-407-3105
International callers:	201-493-6794

Access by webcast:

The call will be simultaneously webcast over the internet and can be accessed via the following: link: https://78449.themediaframe.com/dataconf/productusers/kins/mediaframe/24866/indexl.html

The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Rhode Island, Connecticut, Massachusetts, New Hampshire, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York, New Jersey, Rhode Island, Massachusetts and Pennsylvania.

View source version on businesswire.com: https://www.businesswire.com/news/home/20180702005119/en/

INVESTOR RELATIONS:
Kingstone Companies, Inc.
Amanda M. Goldstein, 516-960-1319
Investor Relations Director

Source: Kingstone Companies, Inc.